Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2003

CompuDyne Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-29798	23-1408659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7249 National Drive Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(410) 712-0275
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

CompuDyne Corporation (the “Company”) recently received a complaint alleging that one of its subsidiaries breached its contract to provide a public safety software system to this customer.  This customer is seeking to recover damages including treble damages, costs and attorney’s fees.

To date the Company has collected a portion of the $1.9 million contract price and has an outstanding unbilled balance for the remainder.  The Company is currently investigating this matter.  The Company denies the allegations, intends to vigorously defend itself and to countersue the complainant to recover balances due under the contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUDYNE CORPORATION

December 11, 2003	By:	/s/ Geoffrey F. Feidelberg
Geoffrey F. Feidelberg
Chief Financial Officer